    As filed with the Securities and Exchange Commission on November 2, 1998

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              RENTERS CHOICE, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      48-1024367
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                         13800 MONTFORT DRIVE, SUITE 300
                                  DALLAS, TEXAS                    75240
                    (Address of principal executive offices)     (zip code)

                              AMENDED AND RESTATED
                            1994 RENTERS CHOICE, INC.
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                DANNY Z. WILBANKS
                         13800 MONTFORT DRIVE, SUITE 300
                               DALLAS, TEXAS 75240
                     (Name and address of agent for service)

                                 (972) 419-2652
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                         Proposed            Proposed
     Title of                    Amount                   Maximum             Maximum          Amount of
    Securities                    to be                Offering Price        Aggregate        Registration
 to be Registered              Registered                Per Share         Offering Price         Fee
------------------------------------------------------------------------------------------------------------

Common Stock,
par value $0.01
per share                      1,500,000                  $ 25.59*          $38,385,000*       $10,672.59

------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, par value $0.01 per share, on October 28, 1998 (as reported on The Nasdaq Stock Market, Inc.).
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is filed in order to register an additional 1,500,000 shares of common stock, par value $.01 per share, of Renters Choice, Inc. for issuance pursuant to the 1994 Renters Choice, Inc. Long-Term Incentive Plan (as amended, the "Plan"). The contents of that earlier Registration Statement (Registration No. 33-98800), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed October 31, 1995, and that subsequent Registration Statement (Registration No. 333-53471), which registered 1,500,000 shares (on a post-split basis) for issuance under the Plan, filed May 22, 1998, are hereby incorporated by reference.


ITEM 8.  EXHIBITS

5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.*

23.1     Consent of Grant Thornton LLP.*

23.2 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).*

24.1     Power of Attorney (See Page II-2 of this Registration Statement).*

99.1     Amended and Restated 1994 Renters Choice, Inc. Long-Term Incentive
         Plan.*







-----------------------
*Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 2, 1998.


                                          RENTERS CHOICE, INC.


                                          By: /s/ J. ERNEST TALLEY
                                             ---------------------------------
                                               J. Ernest Talley
                                               Chairman of the Board and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Ernest Talley and Danny Z. Wilbanks, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                                          Title                                  Date
          ---------                                          -----                                  ----
/s/ ERNEST TALLEY
--------------------------------
J. Ernest Talley                                    Chairman of the Board and                  November 2, 1998
                                               Chief Executive Officer (Principal
                                                        Executive Officer)
/s/ MARK E. SPEESE
--------------------------------
Mark E. Speese                                 President, Chief Operating Officer              November 2, 1998
                                                          and Director

/s/ DANNY Z. WILBANKS
--------------------------------
Danny Z. Wilbanks                               Senior Vice President of Finance               November 2, 1998
                                                  and Chief Financial Officer
                                               (Principal Financial and Accounting
                                                            Officer)


          Signature                                          Title                                  Date
          ---------                                          -----                                  ----
 /s/ J. V. LENTELL
--------------------------------
J. V. Lentell                                               Director                           November 2, 1998


 /s/ JOSEPH V. MARINER, JR.
--------------------------------
Joseph V. Mariner, Jr.                                      Director                           November 2, 1998


 /s/ REX W. THOMPSON
--------------------------------
Rex W. Thompson                                             Director                           November 2, 1998


 /s/ LAURENCE M. BERG
--------------------------------
Laurence M. Berg                                            Director                           November 2, 1998


 /s/ PETER P. COPSES
--------------------------------
Peter P. Copses                                             Director                           November 2, 1998


                               INDEX TO EXHIBITS



EXHIBIT                           DESCRIPTION
-------                           -----------

 5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.*

 23.1     Consent of Grant Thornton LLP.*

 23.2     Consent of Winstead Sechrest & Minick P.C. (included as part of
          Exhibit 5.1).*

 24.1     Power of Attorney (See Page II-2 of this Registration Statement).*

 99.1     Amended and Restated 1994 Renters Choice, Inc. Long-Term Incentive
          Plan.*